Exhibit 99.1

Hilton
Garden Inn
2555

APPLE REIT SEVEN 2013 First Quarter

MARCH 31, 2013

Greetings from Apple REIT Seven, Inc. I am pleased to
report that operations across our portfolio of 51 hotels
continued to strengthen during the first quarter of this
year. Our hotels achieved an average occupancy rate
of 72 percent, an average daily rate (ADR) of $117
and revenue per available room (RevPAR) of $85
from continuing operations. As compared to results
from the same period of 2012, occupancy increased
by approximately one percent and ADR was up by
approximately two percent, which resulted in a RevPAR
increase of approximately four percent. Although a
reduction in government spending has impacted certain
markets, revenue from both corporate and leisure travel
continues to grow. The Company and the hotel industry
are forecasting a mid-single digit percentage increase in
revenue for the full year of 2013 as compared to 2012
for comparable hotels.

In the first quarter of 2013, Apple REIT Seven paid its
shareholders $0.19 per share in distributions. During
that same time period, the Company achieved funds
from operations (FFO) of approximately $15.0 million,
or $0.16 per share, ahead of results from the same
period of 2012 of $14.1 million, or $0.15 per share.
To better align our annualized distributions with results
from operations over the long term, our Board of
Directors approved an adjustment to our annualized
distribution rate from $0.77 per share to $0.66 per
share that began with our April 15, 2013 payment.
While our goal is to maintain a relatively consistent
distribution rate, we believe that in light of an uncertain
economic recovery this strategic adjustment was
prudent and allows for a reduction in debt service
and the ongoing timely renovation of our hotels.
We are optimistic that improvements in the overall

economy, in conjunction with a limited supply of new
hotels, will help accelerate the pace of our recovery.

From time-to-time, based on profitability in relation
to market conditions, potential future renovation
requirements and our goal to increase shareholder
value over the long term, we consider the strategic
sale of certain properties. After careful review, we
commenced marketing efforts for three of our Fairfield
Inn® by Marriott® hotels. The properties are located
in Dothan, AL, Columbus, GA, and Tallahassee,
FL. If the Company is successful in the sale of these
properties, we intend to redirect the capital to higher
returning assets or to reduce outstanding debt.

The core business strategy of Apple REIT Seven
has not wavered and our team remains committed
to maximizing shareholder value over the life of our
program. We own a portfolio of 51 high-quality,
well-branded hotels with approximately 21 percent
debt as compared to our total initial capitalization.
As hotel industry fundamentals continue to strengthen,
our team will continue to aggressively seek additional
opportunities for revenue growth within each of our
individual markets. Although not at the pace we had
anticipated, we foresee that hotel operations will
improve as compared to 2012 and I remain confident
in our long-term success. As always, thank you for
your investment in Apple REIT Seven.

Sincerely,
Glade M. Knight,
Chairman and Chief Executive Officer

Statements of Operations (Unaudited)

(In thousands except statistical data)	Three months ended March 31, 2013	Three months ended March 31, 2012
REVENUES
Room revenue	$47,284	$46,330
Other revenue	5,256	5,096
Total revenue	$52,540	$51,426

EXPENSES
Direct operating expense	$14,274	$13,642
Other hotel operating expenses	19,614	19,202
General and administrative	1,337	2,118
Depreciation	8,593	8,408
Interest expense, net	2,594	2,669
Total expenses	$46,412	$46,039

NET INCOME
Income from continuing operations	$6,128	$5,387
Income from discontinued operations	236	143
Net income	$6,364	$5,530
Income from continuing operations per share	$0.07	$0.06
Income from discontinued operations per share	-	-
Net income per share	$0.07	$0.06

FUNDS FROM OPERATIONS (A)
Net income	$6,364	$5,530
Depreciation of real estate owned	8,593	8,565
Funds from operations (FFO)	$14,957	$14,095
FFO per share	$0.16	$0.15

WEIGHTED-AVERAGE SHARES OUTSTANDING	90,807	90,959

OPERATING STATISTICS
Occupancy from continuing operations	72%	71%
Average daily rate from continuing operations	$117	$115
RevPAR from continuing operations	$85	$82
Number of continuing hotels	48	48
Distributions per share	$0.19	$0.19

Balance Sheet Highlights (Unaudited)
(In thousands)	March 31, 2013	December 31, 2012
ASSETS
Investment in real estate, net	$796,207	$812,626
Hotels held for sale	10,300	-
Other assets	26,114	22,877
Total assets	$832,621	$835,503
LIABILITIES AND SHAREHOLDERS’ EQUITY
Notes payable	$206,907	$198,123
Other liabilities	12,980	12,917
Total liabilities	219,887	211,040
Total shareholders’ equity	612,734	624,463
Total liabilities & shareholders’ equity	$832,621	$835,503

(A) Funds from operations (FFO) is defined as net income (computed in accordance with generally accepted accounting principles – GAAP) excluding gains and losses from sales of depreciable property, plus depreciation and amortization. The company considers FFO in evaluating property acquisitions and its operating performance and believes that FFO should be considered along with, but not as an alternative to, net income and cash flows as a measure of the company’s activities in accordance with GAAP. FFO is not necessarily indicative of cash available to fund cash needs.

The financial information furnished reflects all adjustments necessary for a fair presentation of financial position at March 31, 2013 and the results of operations for the interim period ended March 31, 2013. Such interim results are not necessarily indicative of the results that can be expected for the full year. The accompanying financial statements should be read in conjunction with the audited financial statements and related notes appearing in the Apple REIT Seven, Inc. 2012 Annual Report.

Clockwise from left: RESIDENCE INN, SAN DIEGO, CA; COURTYARD, LAKELAND, FL; HILTON GARDEN INN, ISLIP, NY; HILTON GARDEN INN, SAN DIEGO, CA

 CORPORATE PROFILE Apple REIT Seven, Inc. is a real estate investment trust (REIT) focused on the ownership of hotels that generate attractive returns for our shareholders. Our hotels operate under the Courtyard® by Marriott®, Fairfield Inn® by Marriott®, Fairfield Inn & Suites® by Marriott®, Residence Inn® by Marriott®, SpringHill Suites® by Marriott®, TownePlace Suites® by Marriott®, Marriott® Hotels & Resorts, Homewood Suites by Hilton®, Hilton Garden Inn® and Hampton Inn® brands. Our portfolio consists of 51 hotels with 6,426 guestrooms in 18 states.   MISSION Apple REIT Seven, Inc. is a premier real estate investment company committed to providing maximum value for our shareholders.

Cover image: HILTON GARDEN INN, AUBURN, AL

As always, we encourage our shareholders to know their investment and stay informed by reviewing information on our website at www.applereitseven.com, as well as our filings with the Securities and Exchange Commission, which can be found on their website at www.sec.gov.

This quarterly report contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such statements involve known and unknown risks, uncertainties, and other factors which may cause the actual results, performance, or achievements of the company to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Such factors include: the availability and terms of financing; changes in national, regional and local economies and business conditions; competitors within the hotel industry; the outcome of current and future litigation and regulatory proceedings or inquiries; changes in laws or regulations or interpretations of current laws and regulations that impact the company’s business, assets or classification as a real estate investment trust; the ability of the company to implement its operating strategy and to manage planned growth; and the ability to repay or refinance debt as it becomes due.

Although the company believes that the assumptions underlying the forward-looking statements contained herein are reasonable, any of the assumptions could be inaccurate; therefore, there can be no assurance that such statements included in this quarterly report will prove to be accurate. In addition, the timing and level of distributions to shareholders are within the discretion of the company’s board of directors. In light of the significant uncertainties inherent in the forward-looking statements included herein, the inclusion of such information should not be regarded as a representation by the company or any other person that the results or conditions described in such statements or the objectives and plans of the company will be achieved.

“Marriott®,” “Courtyard® by Marriott®,” “SpringHill Suites® by Marriott®,” “Fairfield Inn® by Marriott®,” “Fairfield Inn & Suites® by Marriott®,” “TownePlace Suites® by Marriott®” and “Residence Inn® by Marriott®” are each a registered trademark of Marriott International, Inc. or one of its affiliates. All references to “Marriott” mean Marriott International, Inc. and all of its affiliates and subsidiaries and their respective officers, directors, agents, employees, accountants and attorneys. Marriott is not responsible for the content of this report, whether relating to the hotel information, operating information, financial information, Marriott’s relationship with Apple REIT Seven or otherwise. Marriott was not involved in any way whether as an “issuer” or “underwriter” or otherwise in the Apple REIT Seven offering and received no proceeds from the offering. Marriott has not expressed any approval or disapproval regarding this report, and the grant by Marriott of any franchise or other rights to Apple REIT Seven shall not be construed as any expression of approval or disapproval. Marriott has not assumed and shall not have any liability in connection with this report.

“Hampton Inn®,” “Hilton Garden Inn®” and “Homewood Suites by Hilton®” are each a registered trademark of Hilton Worldwide or one of its affiliates. All references to “Hilton” mean Hilton Worldwide and all of its affiliates and subsidiaries, and their respective officers, directors, agents, employees, accountants and attorneys. Hilton is not responsible for the content of this report, whether relating to hotel information, operating information, financial information, Hilton’s relationship with Apple REIT Seven, or otherwise. Hilton was not involved in any way, whether as an “issuer” or “underwriter” or otherwise, in the Apple REIT Seven offering and received no proceeds from the offering. Hilton has not expressed any approval or disapproval regarding this report, and the grant by Hilton of any franchise or other rights to Apple REIT Seven shall not be construed as any expression of approval or disapproval. Hilton has not assumed and shall not have any liability in connection with this report.

Market Diversity

STATE/CITY	Portfolio of hotels
ALABAMA
Auburn, Birmingham, Dothan (2), Huntsville (3), Montgomery (3), Troy
ARIZONA
Tucson
CALIFORNIA
Agoura Hills, San Diego (4)
COLORADO
Denver/Highlands Ranch (2)
FLORIDA
Lakeland, Miami (2), Sarasota, Tallahassee
GEORGIA
Columbus (3), Macon
IDAHO
Boise
LOUISIANA
New Orleans
MISSISSIPPI
Hattiesburg, Tupelo
NEBRASKA
Omaha
NEW JERSEY
Cranford, Mahwah
NEW YORK
Islip/MacArthur Airport
OHIO
Cincinnati		CORPORATE HEADQUARTERS
TENNESSEE		814 East Main Street
Memphis		Richmond, Virginia 23219
TEXAS		(804) 344-8121
Addison, Brownsville, El Paso, Houston,		(804) 344-8129 FAX
San Antonio (2), Stafford		www.applereitseven.com
UTAH
Provo		INVESTOR INFORMATION
VIRGINIA		For additional information about the
Alexandria, Richmond		Company, please contact: Kelly Clarke,
WASHINGTON		Director of Investor Services
Seattle/Kirkland, Seattle/Lake Union, Vancouver		(804) 727 -6321 or
kclarke@applereit.com